As filed with the Securities and Exchange Commission on December 15, 2000
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CNH Global N.V.
             (Exact name of registrant as specified in its charter)

       Kingdom of the Netherlands                  Not Applicable
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)              Identification No.)

                               World Trade Center
                               Tower B, 10th Floor
                                Amsterdam Airport
                                 The Netherlands
                              (011-31-20) 446-0429
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

              CNH Global N.V. Outside Directors' Compensation Plan
                      CNH Global N.V. Equity Incentive Plan
                            (Full title of the plan)

                                 Roberto Miotto
              Senior Vice President, General Counsel and Secretary
                                 CNH Global N.V.
                            Global Management Offices
                             100 South Saunders Road
                           Lake Forest, Illinois 60045
                                 (847) 735-9200
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum    Proposed Maximum              Amount
    Title of Securities             Amount to be     Offering Price        Aggregate                    of
      to be Registered              Registered(1)       Per Share        Offering Price          Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Shares, par value             23,159,493       $ 9.25 (2)        $214,225,310.25 (2)         $56,555.48
Euro 0.45                                18,750       $15.41 (3)        $    288,937.50 (3)         $    76.28
                                         16,046       $11.22 (3)        $    180,036.12 (3)         $    47.53
                                         14,848       $12.13 (3)        $    180,106.24 (3)         $    47.55
                                         37,500       $12.00 (3)        $    450,000.00 (3)         $   118.00
                                         18,165       $ 9.91 (3)        $    180,015.15 (3)         $    47.52
                                         15,448       $ 9.82 (3)        $    151,699.36 (3)         $    40.05
                                      5,719,750       $13.77 (3)        $ 78,760,957.50 (3)         $20,792.89
                             Total   29,000,000                   Total $294,417,062.12       Total $77,726
---------------------------------------------------------------------------------------------------------------------

(1) This amount includes 1,000,000 common shares par value Euro 0.45 per share (the "Common Shares") of CNH Global N.V. (the "Registrant") available for issuance under the Registrant's Outside Directors' Compensation Plan and 28,000,000 Common Shares available for issuance under the Registrant's Equity Incentive Plan. In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 23,159,493 Ordinary Shares available for purchase under the Plans are estimated solely for the purpose of calculating the registration fee, and are based on the average of the high and low prices of the Common Shares, on the New York Stock Exchange consolidated reporting system on December 14, 2000.

(3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 5,840,507 shares of Common Stock subject to currently outstanding stock options are based on the per share exercise price of the stock options.

                                  Page 1 of __
                        Exhibit Index Appears on Page __

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*






























------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference and made part of this Registration Statement:

         (a) Annual Report on Form 20-F (Commission File No. 1-14528) for the fiscal year ended December 31, 1999;

         (b) Reports of Foreign Issuer on Form 6-K dated April 19, 2000, May 3, 2000, May 4, 2000, May 15, 2000, May 17, 2000, June 12, 2000, June
             20, 2000, June 22, 2000, June 28, 2000, July 6, 2000, July 12,
             2000, July 19, 2000, July 21, 2000, July 26, 2000, August 4, 2000,
             August 7, 2000, October 17, 2000, October 23, 2000, October 27, 2000, November 13, 2000, and November 20, 2000.

         (c) The description of the Common Shares under the heading "Description of Common Shares" contained in the Registration Statement on Form F-3 (Registration Statement No. 333-38778) as originally filed by the Registrant with the Commission under the Securities Act, on June 7, 2000).

                  In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  None.

Item 6.  Indemnification of Directors and Officers.

                  Article 16 of the Articles of Association of Registrant provides that:

         "The company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a former director or officer of the company, or of such other company, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise."

         Article 21 of the Articles of Association of the Registrant provides:

         "The general meeting of shareholders shall adopt the annual accounts; this adoption shall constitute a release from liability for the directors with relation to all acts that appear from those documents or the result of which is embodied therein, unless a provision has explicitly been made, and without prejudice to what has been or will be provided thereon by law."

         The Registrant has obtained directors' and officers' liability insurance, which, subject to policy terms and limitations, includes coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay its directors or officers. In addition, the Registrant has entered into indemnification agreements with two of its outside directors, and is planning to enter into such agreements with other outside directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See Index to Exhibits on page 10.


Item 9.  Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, on this 15th day of December, 2000.

                                        CNH Global N.V.

                                        By:  /s/  Kevin J. Hallagan
                                            ------------------------------------
                                            Kevin J. Hallagan
                                            Vice President, Associate General
                                            Counsel and Assistant Secretary

                                POWER of ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto Miotto and Kevin J. Hallagan, and each of them, individually, as his true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and supplements, and to file same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on December 15th, 2000.

Name and Signature               Title

/s/ Jean-Pierre Rosso
---------------------------      Director and Chairman
Jean-Pierre Rosso



/s/ Paolo Monferino              Director, President and Chief Executive Officer
---------------------------      (Principal Executive Officer)
Paolo Monferino



/s/ Michel Lecomte               Chief Financial Officer and President,
---------------------------      Financial Services (Principal Financial
Michel Lecomte                   Officer)



/s/ David Pegg                   Senior Vice President and Controller
---------------------------      (Principal Accounting Officer)
David Pegg


/s/ Paolo Cantarella
---------------------------      Director
Paolo Cantarella


/s/ Damien Clermont
---------------------------      Director
Damien Clermont


/s/ Alfredo Diana
---------------------------      Director
Alfredo Diana


/s/ Katherine M. Hudson
---------------------------      Director
Katherine M. Hudson

/s/ Kenneth Lipper
---------------------------      Director
Kenneth Lipper


/s/ James L.C. Provan
---------------------------      Director
James L.C. Provan

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 15, 2000 by the undersigned as the duly authorized representative of CNH Global N.V. in the United States.


                                          By:  /s/  Kevin J. Hallagan
                                              ---------------------------------
                                              Kevin J. Hallagan
                                              Vice President, Associate General
                                              Counsel and Assistant Secretary

                                  EXHIBIT INDEX
                                                                      Sequential
Exhibit                                                                   Page
Number   Description of Document                                         Number

4.1 Articles of Association of CNH Global N.V., (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 20-F (Commission File No. 1-14528), as originally filed by the Registrant with the Commission under the Securities Act, on March 31, 2000)

4.2      CNH Global N.V. Outside Directors' Compensation Plan

4.3      CNH Global N.V. Equity Incentive Plan

5 Opinion of the Nauta Dutilh as to the legality of the shares being registered

23.1     Consent of Pricewaterhouse Coopers N.V.

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Nauta Dutilh (included in exhibit 5)

24.1 Powers of Attorney (included on signature page to this Registration Statement)